KIRKPATRICK & LOCKHART LLP
                        1800 Massachusetts Avenue, N.W.
                                  Second Floor
                          Washington, D.C. 20036-1800



                                                 December 31, 1996



The Dreyfus/Laurel Funds Trust
200 Park Avenue
New York, NY  10166

Dreyfus Growth and Value Funds, Inc.
200 Park Avenue
New York, NY  10166

Ladies and Gentlemen:

         The Dreyfus/Laurel Funds Trust (formerly The Laurel Funds Trust and before that The Boston Company Fund) ("Trust"), on behalf of Dreyfus Special Growth Fund, a segregated portfolio of assets ("series") thereof ("Target"), and Dreyfus Growth and Value Funds, Inc. (formerly Dreyfus Focus Funds, Inc.) ("Company"), on behalf of Dreyfus Aggressive Growth Fund, a series thereof ("Acquiring Fund"),1 have requested our opinion as to certain federal income tax consequences of the proposed acquisition of Target by Acquiring Fund pursuant to an Agreement and Plan of Reorganization between them. The form of such agreement and plan ("Plan") is attached as an appendix to the Prospectus and Proxy Statement to be furnished in connection with the solicitation of proxies by Trust's board of trustees for use at a special meeting of Target shareholders to be held on April 7, 1997 ("Proxy"), included in the registration statement on Form N-14 to be filed with the Securities and Exchange Commission ("SEC") on or about the date hereof ("Registration Statement"). Specifically, each Investment Company has requested our opinion:

                  (1) that the acquisition by Acquiring Fund of all of Target's assets in exchange solely for voting shares of common stock in Acquiring Fund ("Acquiring Fund Shares") and the assumption by Acquiring Fund of Target's liabilities, followed by the distribution of those shares by Target pro rata to its shareholders of record determined as of the close of business on the Closing Date (as herein
--------
1 Target and Acquiring Fund are sometimes referred to herein individually as a "Fund" and collectively as the "Funds," and the Trust and the Company are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies."

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 2


         defined) ("Shareholders"), constructively in exchange for their shares of beneficial interest in Target ("Target Shares") (such transaction sometimes being referred to herein as the "Reorganization"), will constitute a "reorganization" within the meaning of section 368(a)(1)(C)2 and that each Fund will be a "party to a reorganization" within the meaning of section 368(b),

                  (2) that Target, the Shareholders, and Acquiring Fund will recognize no gain or loss on the Reorganization, and

                  (3)  regarding   the  basis  and  holding   period  after  the
         Reorganization of the transferred assets and the Acquiring Fund Shares issued pursuant thereto.

         In rendering this opinion, we have examined (1) the Funds' currently effective prospectuses and statements of additional information ("SAIs"), (2) the Proxy, (3) the Plan, and (4) such other documents as we have deemed necessary or appropriate for the purposes hereof. As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification, on statements of responsible officers of each Investment Company and the representations described below and made in the Plan (as contemplated in paragraph 8.7 thereof) (collectively "Representations").


                                      FACTS

         The Trust is an unincorporated voluntary association with transferable shares formed as a business trust under the laws of the Commonwealth of Massachusetts; Target is a series thereof. The Company is a corporation organized under the laws of the State of Maryland; Acquiring Fund is a series thereof. Each Investment Company is registered with the SEC as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act").

         The Target Shares are divided into two classes, designated "Investor shares" and "Class R shares." Acquiring Fund offers for sale only one class of Acquiring Fund Shares.

         The Reorganization, together with all related acts necessary to consummate the same ("Closing"), will take place on the first day on which the New York Stock Exchange is open for business that occurs not less than seven calendar days after the approval of the Plan by Target's

--------
2 All section references are to the Internal Revenue Code of 1986, as amended ("Code"), and all "Treas. Reg. ss." references are to the regulations under the Code ("Regulations").

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 3


shareholders, or such other date as to which the parties may mutually agree ("Closing Date"). On or immediately before the Closing Date, Target will declare and pay to its shareholders a dividend and/or other distribution that, together with all previous dividends and other distributions, will have the effect of distributing to those shareholders all of its investment company taxable income for all taxable years ending on or before the Closing Date and for its current taxable year through the Closing Date (computed without regard to any deduction for dividends paid) and all net capital gain realized in all such taxable years (after reduction for any capital loss carryforward).

         The Funds' investment objectives and policies, which are substantially similar, are described in the Proxy and their respective prospectuses and SAIs. The Funds also have the same investment adviser, primary portfolio manager, transfer agent, custodian, and distributor.

         In considering the Reorganization, each Investment Company's board of trustees/directors (each a "board") made an extensive inquiry into a number of factors (which are described in the Proxy, together with a discussion of the reasons for the Reorganization). Pursuant thereto, each board approved the Plan, subject to approval of Target's shareholders. In doing so, each board, including a majority of its members who are not "interested persons" (as that term is defined in the 1940 Act) of either Investment Company, determined that the Reorganization is in its Fund's best interests and that its Fund's shareholders' interests will not be diluted as a result of the Reorganization.

         The Plan, which specifies that it is intended to be, and is adopted as, a plan of a reorganization described in section 368(a)(1)(C), provides in relevant part for the following:

                  (1) The acquisition by Acquiring Fund of all property, including without limitation all cash, cash equivalents, securities, commodities and futures interests, dividend and interest receivables, claims and rights of action that are owned by Target, and any deferred or prepaid expenses shown as assets on the books of Target, on the Closing Date (collectively "Assets"), in exchange solely for

                           (a) the number of full and fractional  Acquiring Fund
                  Shares determined by dividing the aggregate net asset value of Target by the net asset value of one Acquiring Fund Share, and

                           (b) Acquiring Fund's assumption of all of Target's liabilities, debts, obligations, expenses, costs, charges and reserves reflected on an unaudited statement of assets and liabilities of Target prepared in accordance with generally accepted accounting

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 4


                  principles consistently applied from the prior audited period (collectively "Liabilities"),

                  (2) The constructive distribution of such Acquiring Fund Shares to the Shareholders, and

                  (3)  The subsequent termination of Target.

         The distribution described in (2) will be accomplished by transferring the Acquiring Fund Shares then credited to Target's account on Acquiring Fund's share transfer records to accounts on those records established in the Shareholders' names, with each Shareholder's account being credited with the respective pro rata number of full and fractional Acquiring Fund Shares due such Shareholder.


                                 REPRESENTATIONS

         Each of the Trust, on behalf of Target, and the Company, on behalf of Acquiring Fund, has represented and warranted to us as follows:

                  1. The fair market value of the Acquiring Fund Shares, when received by the Shareholders, will be approximately equal to the fair market value of their Target Shares constructively surrendered in exchange therefor;

                  2. Its management (a) is unaware of any plan or intention of Shareholders to redeem or otherwise dispose of any portion of the Acquiring Fund Shares to be received by them in the Reorganization and
         (b) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of Target Shares as a series of an open-end investment company. Consequently, its management expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis. Nor does its management anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization;

                  3. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

                  4. Immediately following consummation of the Reorganization, Acquiring Fund will hold substantially the same assets and be subject to substantially the same liabilities

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 5


         that Target held or was subject to immediately prior thereto, plus any liabilities and expenses of the parties incurred in connection with the Reorganization;

                  5. The fair market value on a going concern basis of the Assets will equal or exceed the Liabilities to be assumed by Acquiring Fund and those to which the Assets are subject;

                  6. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

                  7. Pursuant to the Reorganization, Target will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, held by Target immediately before the Reorganization. For the purposes of this representation, any amounts used by Target to pay its Reorganization expenses and redemptions and distributions made by it immediately before the Reorganization (except for (a) distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 and (b) redemptions not made as part of the Reorganization) will be included as assets thereof held immediately before the Reorganization;

                  8. None of the compensation received by any Shareholder who is an employee of Target will be separate consideration for, or allocable to, any of the Target Shares held by such Shareholder-employee; none of the Acquiring Fund Shares received by any such Shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the consideration paid to any such Shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services; and

                  9. Immediately after the Reorganization, the Shareholders will not own shares constituting "control" of Acquiring Fund within the meaning of section 304(c).

         The Trust also has represented and warranted to us on behalf of Target as follows:

                  1. Target is a "fund" as defined in section 851(h)(2); for each taxable year of its operation ended on or prior to the Closing Date, it met all the requirements of Subchapter M of the Code
         ("Subchapter M") for qualification and treatment as a regulated investment company ("RIC"); it will continue to meet all such requirements for its taxable year that includes the Closing Date; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 6



                  2. The Liabilities were incurred by Target in the ordinary course of its business;

                  3. Target is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A);

                  4. Not more than 25% of the value of Target's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers; and

                  5. Target will be terminated as soon as reasonably practicable after the Reorganization, but in all events within six months after the Closing Date.

         The Company also has represented and warranted to us on behalf of Acquiring Fund as follows:

                  1. Acquiring Fund is a "fund" as defined in section 851(h)(2); for its taxable year ended August 31, 1996 (its first taxable year), it met all the requirements of Subchapter M for qualification and treatment as a RIC; it will continue to meet all such requirements for its taxable year that includes the Closing Date; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

                  2. No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganiza- tion;

                  3. Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does it have any plan or intention to redeem or otherwise reacquire any Acquiring Fund Shares issued to the Shareholders pursuant to the Reorganization, other than through redemptions arising in the ordinary course of that business;

                  4. Acquiring Fund (a) will, after the Reorganization, actively continue Target's historic business in substantially the same manner that Target conducted that business before the Reorganization, (b) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and (c) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 7


         until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status;

                  5. There is no plan or intention for Acquiring Fund to be dissolved or merged into another corporation or business trust or any "fund" thereof (within the meaning of section 851(h)(2)) following the Reorganization;

                  6. Immediately after the Reorganization, (a) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers; and

                  7. Acquiring Fund does not own, directly or indirectly, nor at the Closing Date will it own, directly or indirectly, nor has it owned, directly or indirectly, at any time during the past five years, any shares of Target.


                                     OPINION

         Based solely on the facts set forth above, and conditioned on (1) the Representations being true at the time of Closing and (2) the Reorganization being consummated in accordance with the Plan, our opinion (as explained more fully in the next section of this letter) is as follows:

                  1. Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities, followed by Target's distribution of those shares pro rata to the Shareholders constructively in exchange for their Target Shares, will constitute a reorganization within the meaning of section 368(a)(1)(C), and each Fund will be "a party to a reorganization" within the meaning of section 368(b);

                  2. No gain or loss will be recognized to Target on the transfer of the Assets to Acquiring Fund in exchange solely for
         Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Target Shares (sections 361 and 357(a));

                  3. No gain or loss will be recognized to Acquiring Fund on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities (section 1032(a));

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 8


                  4. Acquiring Fund's basis for the Assets will be the same as the basis thereof in Target's hands immediately before the Reorganization (section 362(b)), and Acquiring Fund's holding period for the Assets will include Target's holding period therefor (section 1223(2));

                  5. No gain or loss will be recognized to a Shareholder on the constructive ex- change of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorgan- ization (section 354(a)); and

                  6. A Shareholder's basis for the Acquiring Fund Shares to be received by it in the Reorganization will be the same as the basis for its Target Shares to be constructively surrendered in exchange for those Acquiring Fund Shares (section 358(a)), and its holding period for those Acquiring Fund Shares will include its holding period for those Target Shares, provided they are held as capital assets by the Shareholder on the Closing Date (section 1223(1)).

         The foregoing opinion (1) is based on, and is conditioned on the continued applicability of, the provisions of the Code and the Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service ("Service") in existence on the date hereof and (2) is applicable only to the extent each Fund is solvent. We express no opinion about the tax treatment of the transactions described herein if either Fund is insolvent.


                                    ANALYSIS

I. The Reorganization Will Be a Reorganization under Section 368(a)(1)(C), and Each Fund Will Be a Party to a Reorganization.

         A.       Each Fund Is a Separate Corporation.

         A reorganization under section 368(a)(1)(C) (a "C reorganization") involves the acquisition by one corporation, in exchange solely for all or a part of its voting stock, of substantially all of the properties of another corporation. For the transaction to qualify under that section, therefore, both entities involved therein must be corporations (or associations taxable as corporations). The Trust, however, is a Massachusetts business trust, not a corporation, and each Fund is a separate series of an Investment Company.

         Treasury  Regulation  section   301.7701-4(b)   provides  that  certain
arrangements known as trusts (because legal title is conveyed to trustees for the benefit of beneficiaries) will not be classified as trusts for purposes of the Code because they are not simply arrangements to protect or conserve the

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 9


property for the beneficiaries. These "business or commercial trusts" are created simply as devices to carry on profit-making businesses that normally would have been carried on through corporations or partnerships. Treasury Regulation section 301.7701-4(c) further provides that an "`investment' trust will not be classified as a trust if there is a power under the trust agreement to vary the investment of the certificate holders." See Commissioner v. North American Bond Trust, 122 F.2d 545 (2d Cir. 1941), cert. denied, 314 U.S. 701
(1942).

         Based on these criteria, the Trust does not qualify as a trust for federal income tax purposes. While the Trust is an "investment trust," it does not have a fixed pool of assets -- Target (as well as each other series thereof) has been a managed portfolio of securities, and its investment adviser has had the authority to buy and sell securities for it. The Trust is not simply an arrangement to protect or conserve property for the beneficiaries, but it is designed to carry on a profit-making business. In addition, the word "association" has long been held to include a Massachusetts business trust, such as the Trust. See Hecht v. Malley, 265 U.S. 144 (1924). Accordingly, we believe that the Trust will be treated as a corporation for federal income tax purposes.

         Neither Investment Company as such, however, is participating in the Reorganization, but rather series of each of them are the participants. Ordinarily, a transaction involving segregated pools of assets (such as the Funds) could not qualify as a reorganization, because the pools would not be corporations. Under section 851(h), however, each Fund is treated as a separate corporation for all purposes of the Code save the definitional requirement of section 851(a) (which is satisfied by each Investment Company). Thus, we believe that each Fund will be a separate corporation, and each Fund's shares will be treated as shares of corporate stock, for purposes of section 368(a)(1).

         B.       Satisfaction of Section 368(a)(2)(F).

         Under section 368(a)(2)(F), if two or more parties to a transaction described in section 368(a)(1) (other than subparagraph (E) thereof) are "investment companies," the transaction will not be considered a reorganization with respect to any such investment company or its shareholders unless, among other things, the investment company is a RIC or --

         (1) not more than 25% of the value of its total assets is invested in the stock and securities of any one issuer and

         (2) not more than 50% of the value of its total assets is invested in the stock and securities of five or fewer issuers.

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 10


Each Fund will meet the requirements for qualification and treatment as a RIC for its respective current taxable year, and the foregoing percentage tests will be satisfied by each Fund. Accordingly, we believe that section 368(a)(2)(F) will not cause the Reorganization to fail to qualify as a C reorganization with respect to either Fund.

         C.       Transfer of "Substantially All" of the Properties.

         For an acquisition to qualify as a C reorganization, the acquiring corporation must acquire "substantially all of the properties" of the transferor corporation in exchange solely for all or part of the acquiring corporation's stock. For purposes of issuing private letter rulings, the Service considers the transfer of at least 70% of the transferor's gross assets, and at least 90% of its net assets, held immediately before the reorganization to satisfy the "substantially all" requirement. Rev. Proc. 77-37, 1977-2 C.B. 568. The Reorganization will involve such a transfer. Accordingly, we believe that the Reorganization will involve the transfer to Acquiring Fund of substantially all of Target's properties.

         D.       Qualifying Consideration.

         For an acquisition to qualify as a C reorganization, the acquiring corporation must acquire at least 80% (by fair market value) of the transferor's property solely for voting stock. Section 368(a)(2)(B)(iii). The assumption of liabilities by the acquiring corporation or its acquisition of property subject to liabilities normally are disregarded (section 368(a)(1)(C)), but the amount of any such liabilities will be treated as money paid for the transferor's property if the acquiring corporation exchanges any money or property (other than its voting stock) therefor. Section 368(a)(2)(B). Because Acquiring Fund will exchange only Acquiring Fund Shares, and solely- for-voting-stock requirement to qualify as a C reorganization.

         E.       Requirements of Continuity.

         Treasury Regulation section 1.368-1(b) sets forth two prerequisites to a valid reorganization: (1) a continuity of the business enterprise under the modified corporate form ("continuity of business") and (2) a continuity of interest therein on the part of those persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization ("continuity of interest").

                  1.       Continuity of Business.

         The continuity of business enterprise test as set forth in Treas. Reg. ss. 1.368-1(d)(2) requires that the acquiring corporation must either (i) continue the acquired corporation's historic business ("business continuity") or

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 11


(ii) use a significant portion of the acquired corporation's historic business assets in a business ("asset continuity").

         While there is no authority that deals directly with the requirement of continuity of business in the context of a transaction such as the Reorganization, Rev. Rul. 87-76, 1987-2 C.B. 84, deals with a somewhat similar situation. In that ruling, P was a RIC that invested exclusively in municipal securities. P acquired the assets of T in exchange for P common stock in a transaction that was intended to qualify as a C reorganization. Prior to the exchange, T sold its entire portfolio of corporate securities and purchased a portfolio of municipal securities. The Service held that this transaction did not qualify as a reorganization for the following reasons: (1) because T had sold its historic assets prior to the exchange, there was no asset continuity; and (2) the failure of P to engage in the business of investing in corporate securities after the exchange caused the transaction to lack business continuity as well.

         The Funds' investment objectives and policies are substantially similar, and they have the same investment adviser and primary portfolio manager. Moreover, after the Reorganization Acquiring Fund will actively continue Target's historic business in substantially the same manner that Target conducted that business before the Reorganization. Accordingly, there will be business continuity.

         Acquiring Fund not only will continue Target's historic business, but Acquiring Fund also (1) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business and dispositions necessary to maintain its status as a RIC, and (2) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status. Accordingly, there will be asset continuity as well.

         For all the foregoing reasons, we believe that the Reorganization will meet the continuity of business requirement.

                  2.       Continuity of Interest.

         For purposes of issuing private letter rulings, the Service considers the continuity of interest requirement of Treas. Reg. ss. 1.368-1(b) satisfied if ownership in an acquiring corpora- tion on the part of a transferor corporation's former shareholders is equal in value to at least 50% of the value of all the formerly outstanding shares of the transferor corporation. Rev. Proc. 77- 37, supra; but see Rev. Rul. 56-345, 1956-2 C.B. 206 (continuity of interest was held to exist in a reorganization of two RICs where immediately after the reorganization 26% of the shares were redeemed in order to allow investment in a third RIC); also see Reef Corp. v. Commissioner, 368 F.2d 125 (5th Cir. 1966),

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 12


cert. denied, 386 U.S. 1018 (1967) (a redemption of 48% of a transferor corporation's stock was not a sufficient shift in proprietary interest to disqualify a transaction as a reorganization under section 368(a)(2)(F) ("F Reorganization"), even though only 52% of the transferor's shareholders would hold all the transferee's stock); Aetna Casualty and Surety Co. v. U.S., 568 F.2d 811, 822-23 (2d Cir. 1976) (redemption of a 38.39% minority interest did not prevent a transaction from qualifying as an F Reorganization); Rev. Rul. 61-156, 1961-2 C.B. 62 (a transaction qualified as an F Reorganization even though the transferor's shareholders acquired only 45% of the transferee's stock, while the remaining 55% of that stock was issued to new shareholders in a public underwriting immediately after the transfer).

         No minimum holding period for shares of an acquiring corporation is imposed under the Code on the acquired corporation's shareholders. Rev. Rul. 66-23, 1966-1 C.B. 67, provides generally that "unrestricted rights of ownership for a period of time sufficient to warrant the conclusion that such ownership is definite and substantial" will suffice and that "ordinarily, the Service will treat five years of unrestricted . . . ownership as a sufficient period" for continuity of interest purposes.

         A preconceived plan or arrangement by or among an acquired corporation's shareholders to dispose of more than 50% of an acquiring corporation's shares could be problematic. Shareholders with no such preconceived plan or arrangement, however, are basically free to sell any part of the shares received by them in the reorganization without fear of breaking continuity of interest, because the subsequent sale will be treated as an independent transaction from the reorganization.

         Neither Fund (1) is aware of any plan or intention of Shareholders to dispose of any portion of the Acquiring Fund Shares to be received by them in the Reorganization or (2) anticipates dispositions thereof at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Target as a series of an open-end investment company. Consequently, each Fund expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the
Reorganization will be de minimis. Accordingly, we believe that the Reorganization will meet the continuity of interest requirement of Treas. Reg. ss. 1.368-1(b).

         F.       Distribution by Target.

         Section 368(a)(2)(G)(i) provides that a transaction will not qualify as a C reorganization unless the corporation whose properties are acquired distributes the stock it receives and its other property in pursuance of the plan of reorganization. Under the Plan -- which we believe constitutes a "plan of reorganization" within the meaning of Treas. Reg. ss. 1.368-2(g) -- Target will distribute all the Acquiring Fund Shares it receives to its shareholders in

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 13


constructive exchange for their Target Shares; as soon as is reasonably practicable thereafter, Target will be terminated. Accordingly, we believe that the requirements of section 368(a)(2)(G)(i) will be satisfied.

         G.       Business Purpose.

         All reorganizations must meet the judicially imposed requirements of the "business purpose doctrine," which was established in Gregory v. Helvering, 293 U.S. 465 (1935), and is now set forth in Treas. Reg. ss.ss. 1.368-1(b), -1(c), and -2(g) (the last of which provides that, to qualify as a reorganization, a transaction must be "undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization"). Under that doctrine, a transaction must have a bona fide business purpose (and not a purpose to avoid federal income tax) to constitute a valid reorganization. The substantial business purposes of the Reorganization are described in the Proxy. Accordingly, we believe that the Reorganization is being undertaken for bona fide business purposes (and not a purpose to avoid federal income tax) and therefore meets the requirements of the business purpose doctrine.

         For all the foregoing reasons, we believe that the Reorganization will constitute a reorganization within the meaning of section 368(a)(1)(C).

         H.       Both Funds are Parties to the Reorganization.

         Section 368(b)(2) and Treas. Reg. ss. 1.368-1(f) provide that if one corporation transfers substantially all of its properties to a second corporation in exchange for all or a part of the voting stock of the second corporation, then both corporations are parties to a reorganization. Target is transferring all its properties to Acquiring Fund in exchange for Acquiring Fund Shares. Accordingly, we believe that each Fund will be "a party to a reorganization."


II.      No Gain or Loss Will Be Recognized to Target.

         Under sections 361(a) and (c), no gain or loss will be recognized to a corporation that is a party to a reorganization (1) on the exchange of property, pursuant to the plan of reorganization, solely for stock or securities in another corporate party to the reorganization or (2) on the distribution to its shareholders, pursuant to that plan, of stock in such other corporation that was received by the distributing corporation in the exchange. (Such a distribution is required by section 368(a)(2)(G)(i) for a reorganization to qualify as a C reorganization.) Section 361(c)(4) provides that specified provisions requiring recognition of gain on certain distributions shall not apply to a distribution described in (2) above.

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 14


         Section 357(a)  provides in pertinent part that,  except as provided in section 357(b), if a taxpayer receives property that would be permitted to be received under section 361 without recognition of gain if it were the sole consideration and, as part of the consideration, another party to the exchange assumes a liability of the taxpayer or acquires from the taxpayer property subject to a liability, then that assumption or acquisition shall not be treated as money or other property and shall not prevent the exchange from being within section 361. Section 357(b) applies where the principal purpose of the assumption or acquisition was a tax avoidance purpose or not a bona fide business purpose.

         As noted above, the Reorganization will constitute a C reorganization, each Fund will be a party to a reorganization, and the Plan constitutes a plan of reorganization. Target will exchange the Assets solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities and then will be terminated pursuant to the Plan, distributing those shares to its shareholders in constructive exchange for their Target Shares. As also noted above, we believe that the Reorganization is being undertaken for bona fide business purposes (and not a purpose to avoid federal income tax); we also do not believe that the principal purpose of Acquiring Fund's assumption of the Liabilities is avoidance of federal income tax on the proposed transaction. Accordingly, we believe that no gain or loss will be recognized to Target on the Reorganiza-tion.3


III.      No Gain or Loss Will Be Recognized to Acquiring Fund.

         Section 1032(a) provides that no gain or loss will be recognized to a corporation on the receipt by it of money or other property in exchange for its shares. Acquiring Fund will issue Acquiring Fund Shares to Target in exchange for the Assets, which consist of money and securities. Accordingly, we believe that no gain or loss will be recognized to Acquiring Fund on the Reorganization.


--------
3 Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganization on either Fund or any Shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 15


IV. Acquiring Fund's Basis for the Assets Will Be a Carryover Basis, and Its Holding Period Will Include Target's Holding Period.

         Section 362(b) provides that property acquired by a corporation in connection with a reorganization will have the same basis in that corporation's hands as the basis of the property in the transferor corporation's hands immediately before the exchange, increased by any gain recognized to the transferor on the transfer (a "carryover basis"). As noted above, the Reorganization will constitute a C reorganization and Target will recognize no gain on the Reorganization. Accordingly, we believe that Acquiring Fund's basis for the Assets will be the same as the basis thereof in Target's hands immediately before the Reorganization.

         Section 1223(2) provides that where acquired property has a carryover basis, it will have a holding period in the acquiror's hands that includes the property's holding period in the transferor's hands. As noted above, Acquiring Fund's basis for the Assets will be a carryover basis. Accordingly, we believe that Acquiring Fund's holding period for the Assets will include Target's holding period therefor.


V.       No Gain or Loss Will Be Recognized to a Shareholder.

         Under section 354(a), no gain or loss is recognized to a shareholder who exchanges shares for other shares pursuant to a plan of reorganization, where the shares exchanged, as well as the shares received, are those of a corporation that is a party to the reorganization. As noted above, the Reorganization will constitute a C reorganization, the Plan constitutes a plan of reorganization, and each Fund will be a party to a reorganization. Accordingly, we believe that under section 354 a Shareholder will recognize no gain or loss on the constructive exchange of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization.


VI. A Shareholder's Basis for Acquiring Fund Shares Will Be a Substituted Basis, and its Holding Period therefor Will Include its Holding Period for its Target Shares.

         Section 358(a)(1) provides, in part, that in the case of an exchange to which section 354 applies, the basis of any shares received in the transaction without the recognition of gain is the same as the basis of the property transferred in exchange therefor, decreased by, among other things, the fair market value of any other property and the amount of any money received in the transaction and increased by the amount of any gain recognized on the exchange by the shareholder( a "substituted basis").

The Dreyfus/Laurel Funds Trust
Dreyfus Growth and Value Funds, Inc.
December 31, 1996
Page 16

         As noted above, the Reorganization will constitute a C reorganization and under section 354 no gain or loss will be recognized to a Shareholder on the constructive exchange of its Target Shares for Acquiring Fund Shares in the Reorganization. No property will be distributed to the Shareholders other than Acquiring Fund Shares, and no money will be distributed to them pursuant to the Reorganization. Accordingly, we believe that a Shareholder's basis for the Acquiring Fund Shares to be received by it in the Reorganization will be the same as the basis for its Target Shares to be constructively surrendered in exchange for those Acquiring Fund Shares.

         Under section 1223(1), a taxpayer's holding period for property received in an exchange includes the taxpayer's holding period for the property that was exchanged therefor if the acquired property has a substituted basis and, at the time of the exchange, was a capital asset. As noted above, a Shareholder will have a substituted basis for the Acquiring Fund Shares it receives in the Reorganization; accordingly, provided that a Shareholder held its Target Shares as capital assets on the Closing Date, we believe that its holding period for those Acquiring Fund Shares will include its holding period for those Target Shares.


         We hereby consent to this opinion accompanying the Registration Statement and to the references to our firm under the captions "Summary -- Tax Consequences" and "Information about the Reorganization -- Federal Income Tax Consequences" in the Proxy.


                                   Very truly yours,

                                   KIRKPATRICK & LOCKHART LLP



                                   By:  /s/ Theodore L. Press
                                       -------------------------------
                                            Theodore L. Press